Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$20,253,510
Unrealized Gain (Loss) on Market Value of Futures	(33,184,630)
Dividend Income	14,755
Interest Income	399,611
ETF Transaction Fees	16,000
Total Income (Loss)	$(12,500,754)

Expenses
General Partner Management Fees	$240,475
Professional Fees	156,061
Brokerage Commissions	138,285
Non-interested Directors' Fees and Expenses	3,433
Prepaid Insurance Expense	2,042
NYMEX License Fee	6,012
SEC & FINRA Registration Expense	13,577
Total Expenses	$559,885
Net Income (Loss)	$(13,060,639)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/17	$482,326,272
Additions (17,000,000 Shares)	111,655,359
Withdrawals (8,500,000 Shares)	(57,010,500)
Net Income (Loss)	(13,060,639)

Net Asset Value End of Month	$523,910,492
Net Asset Value Per Share (80,066,476 Shares)	$6.54

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612